EXHIBIT 10.62

SAN ONOFRE UNIT NO. 1 DECOMMISSIONING AGREEMENT

BETWEEN

SOUTHERN CALIFORNIA EDISON COMPANY AND

SAN DIEGO GAS & ELECTRIC COMPANY

TABLE OF CONTENTS

(CONT'D)

TABLE OF CONTENTS

(CONT'D)

SECTION	TITLE	PAGE
22.	NON-WAIVER	44
23.	EXECUTION OF COUNTERPARTS	44
24.	INTEGRATION CLAUSE	44
25.	SEVERABILITY CLAUSE	45
26.	SIGNATURE CLAUSE	45

EXHIBITS
A	DEFINED TERMS	A-1
B	A&G PROCESS FOR THE SONGS 1 DECOMMISSIONING PROJECT	B-1
C	PROPRIETARY RIGHTS	C-1

SAN ONOFRE UNIT NO. 1 DECOMMISSIONING AGREEMENT
BETWEEN
SOUTHERN CALIFORNIA EDISON COMPANY AND
SAN DIEGO GAS & ELECTRIC COMPANY

1.

PARTIES: The parties to this San Onofre Decommissioning Agreement
("Agreement") are: SOUTHERN CALIFORNIA EDISON COMPANY, a
California Corporation ("SCE") and SAN DIEGO GAS & ELECTRIC
COMPANY, a California Corporation ("SDG&E"). SCE and SDG&E are
sometimes referred to individually as "Party" and collectively as "Parties."
2.

RECITALS: This Agreement is made with reference to the following facts, among others:

2.1

The Parties entered into the San Onofre Ownership Agreement

on October 5, 1967, the San Onofre Operating Agreement on June 1, 1966 and
the Amended San Onofre Operating Agreement on October 5, 1967, to provide for tenancy in common ownership, operation and maintenance, capital improvements and other matters relating to San Onofre Nuclear Generating
Station (SONGS) Unit 1. Unit 1 was placed in commercial operation on
January 1, 1968 and permanently ceased operation on November 30, 1992 pursuant to CPUC Decision 92-08-036 dated August 11, 1992.

2.2.

The Parties entered into the Second Amended San Onofre

Operating Agreement on February 26, 1987 which provides for, among other things, (i) matters relating to the operation and maintenance of and capital improvements to SONGS Unit 1, SONGS Units 2 and 3, and the SONGS

Common Facilities, and (ii) the rights, duties, and obligations of the Parties with respect to Decommissioning of the San Onofre Nuclear Generating Station and the

sharing of costs thereof.

2.3

The Parties now desire to enter into this Decommissioning

Agreement, to provide for the rights, duties, and obligations of the Parties, as tenants in common, with respect to Decommissioning Work and sharing of costs thereof for SONGS Unit 1.

3.

AGREEMENT: In consideration of the terms and conditions contained in this Agreement, the Parties agree as follows:

4.

DEFINITIONS: Unless otherwise defined herein, terms used herein with initial capitalization, whether in the singular or the plural, shall have the meanings as defined in Exhibit A, attached hereto and incorporated herein by this reference.

5.

EFFECTIVE DATE: When executed by both Parties this Agreement shall become effective as of the date set forth in Section 26 hereof.

6.

ADMINISTRATION:

6.1

As a means of securing effective cooperation and interchange of information and of providing consultation on a prompt and orderly basis between the Parties in connection with various administrative and technical matters which may arise from time to time in connection with the terms and conditions of this Agreement, the Parties hereby establish the following bodies and representatives, which shall have the functions and responsibilities described in Section 8 hereof.

6.1.1

A Decommissioning Executive Board consisting of a

management representative of each Party, and an alternate management representative.

6.1.1.1

The chairman of the Decommissioning

Executive Board shall be a representative of the Decommissioning Agent. The chairman shall be responsible for calling meetings and establishing agendas,

including meetings and agenda items, respectively, requested by any committee representative.

6.1.1.2

Within thirty (30) days after the

execution of this Agreement, each Party shall designate its representative and an alternate to the Decommissioning Executive Board by written notice to the other Party. Each Party shall promptly notify the other Party in writing of any change in its representative or alternate to the Decommissioning Executive
Board.

6.1.1.3

The Decommissioning Executive Board

shall have the right to establish ad hoc committees when necessary. The duties and responsibilities of any such ad hoc committees shall be set forth in writing and signed by the representatives of the Decommissioning Executive Board.

6.1.2

A Decommissioning Project Team consisting of

representatives from each Party.

6.1.2.1

Within thirty (30) days after the

execution of this agreement, the Parties shall designate their representatives to the Decommissioning Project Team, including telephone numbers. The Parties will inform each other of any changes in their Decommissioning Project Team representatives within thirty (30) days.

6.1.2.2

A fiscal representative shall be appointed

to the Decommissioning Project Team by each Party to serve as a contact on all matters concerning accounting, audits, billing, operation and maintenance expense accounting, SONGS 1 Decommissioning administrative and general

("A&G") expense accounting, and other fiscal matters. The fiscal representatives shall meet separately no less than once each year. The fiscal representative shall review and approve procedures developed by the

Decommissioning Project Team pursuant to Section 8.2.8.

6.1.2.3

Exhibit B contains an acceptable interim

set of principles for the allocation methodology and shareable costs included in
SONGS 1 Decommissioning A&G expenses. The use of these interim principles does not represent a commitment or understanding by SDG&E that the principles necessarily reflect an amount of A&G expenses properly attributable to Decommissioning Costs, which is equitable to the Parties. These interim principles may be replaced with a mutually acceptable alternate that is more equitable and, if so, SONGS 1 Decommissioning A&G expenses from
January 1, 1999 will be retroactively adjusted, if necessary. If these interim principles are not finalized by December 31, 2000, this issue will be referred to the Decommissioning Executive Board for resolution pursuant to Section 8.1.3 and '8.1.4. The fiscal representatives will reevaluate the allocation methodology and sharable costs included in SONGS 1 Decommissioning A&G expenses as outlined in Exhibit B every 3 years or based on changed circumstances that cause the A&G process to no longer be equitable to the Parties. The fiscal representatives evaluation shall include, but not be limited to, a review of:
(i) what expenses are equitable to the Parties and properly included as A&G expenses attributable to Decommissioning Costs, including, but not limited to, the accounting for such expenses in conformance with the Uniform System of
Accounts; and (ii) validating that total A&G expenses and the allocated share thereof to be paid by each Party under this Agreement were actually incurred.
If the fiscal representatives fail to agree on proposed changes, then a report to the Decommissioning Executive Board for resolution should be provided describing in detail an explanation of differing positions, the advantages and disadvantages of each position, and any reasonable compromise of such different positions. During the resolution process, the prior allocation methodology shall remain in effect.

6.1.2.4

A decommissioning representative shall

be appointed to the Decommissioning Project Team by SDG&E to be the primary contact for such Party on all decommissioning matters not delegated to its fiscal representative. One of the purposes of providing the decommissioning representative with access to Unit 1, as provided herein, is to assist SDG&E to keep itself informed as to significant matters affecting decommissioning. Such representative shall have (1) access to Unit 1 at any time to the same extent as the Decommissioning Agent; (2) the right to confer with the representative of the
Decommissioning Agent at all reasonable times; (3) access to all files related to decommissioning except for (a) confidential personnel records and (b) files of any officer of the Decommissioning Agent; and the right to receive copies of Unit 1 correspondence to the same extent as the project team members except for correspondence dealing with confidential personnel records; (4) the right to receive timely notice of scheduled meetings between the Decommissioning Agent related to decommissioning, and the right to attend such meetings; (5) a mutually acceptable office space, file space, parking space, and furnishings at
SONGS; and (6) access to and use of such computing, duplicating, facsimile, and telephone facilities and clerical support as are routinely provided to representatives of the Decommissioning Agent at SONGS. For purposes of this
Section 6.1.2.4(3)(a), information that is not treated as confidential personnel records includes names of employees, work title, work location, and listing per pay period of hours spent on Decommissioning Work.

6.1.2.5

The decommissioning representative may

attend and participate in any decommissioning project activities, including but not limited to, engineering, design review, request for proposal, bid evaluation, pre-construction, construction, environmental, safety, procurement, cost, and scheduling.

6.2

Except as provided for in Sections 10.5 and 18.2, the

Decommissioning Agent under this Agreement shall be SCE or its assignee. The
Parties hereby appoint the Decommissioning Agent as their agent for the purposes set forth in this Agreement, and the Decommissioning Agent shall undertake as their agent to perform Decommissioning Work and to carry out the duties and responsibilities as (i) set forth in this Agreement, (ii) set forth in the.
annual Decommissioning Activities Plan, and (iii) as may be delegated to it by the Decommissioning Executive Board pursuant to Section 8.1 hereof.

6.3

If the Decommissioning Project Team fails to agree while

performing the functions and duties pursuant to this Agreement, then such disagreement shall be referred to the Decommissioning Executive Board for resolution.

6.4

Neither the Decommissioning Executive Board,

Decommissioning Project Team, nor the Decommissioning Agent, shall have authority to amend, modify, or alter any of the provisions of this Agreement.

7.

DECOMMISSIONING FUNDING REQUIREMENTS:

7.1

Decommissioning Cost Estimate:

The updated Unit 1 Decommissioning Cost Estimate shall

become temporarily effective for interim use on the date it is submitted to the

CPUC, and shall become finally effective, including any modifications by the CPUC, on the date it is adopted in a CPUC decision.

7.1.1

The Decommissioning Cost Estimate is intended to be

used primarily to establish the level of funding which the Parties are required to provide pursuant to Section 7 hereof and is not intended to create any obligation or commitment to perform or conduct Decommissioning Work in compliance with such assumptions.

7.1.2

The sole remedy for resolving disputes relating to the

Decommissioning Cost Estimates shall be through the dispute resolution process set forth in Sections 8.1.3.1 and 8.1.4 hereof, including arbitration pursuant to Section -11 hereof.

7.2

Annually Adjusted Decommissioning Cost Estimate:

By March 1 of each year, the Decommissioning Agent shall

submit to each Party an Annually Adjusted Decommissioning Cost Estimate,
consisting of the amount of the triennial Decommissioning Cost Estimate currently effective pursuant to Section 7.1, less the amount expended for
Decommissioning Work during the calendar years since that cost estimate became effective, and adjusted for escalation and work scope changes.

7.3

Annual Decommissioning Funding Status Reports:

7.3.1

By March 1 of each year, each Party shall submit to

the Decommissioning Agent, the Liquidation Value of its Decommissioning Trust Funds as of December 31 of the previous year.

7.3.2

By March 31 of each year, the Decommissioning Agent

shall submit to each Party an Annual Decommissioning Funding Status Report that compares each Party's Annual Trust Fund Liquidation Balance to its respective Decommissioning Cost Share of the Annually Adjusted Decommissioning Cost Estimate.

7.4

Maintenance of Trust Funds For Decommissioning Costs:

7.4.1

Each Party shall maintain in its Decommissioning

Trust(s) no less than its Decommissioning Cost Share of the current

Annually Adjusted Decommissioning Cost Estimate as defined in Section

7.2 to ensure availability of necessary funds for payment of Decommissioning Costs.

7.4.2

The right of any Party pursuant to this Section 7 to

maintain a minimum of its share of the current Annually Adjusted

Decommissioning Cost Estimate in its Decommissioning Trust(s) shall not relieve any Party from any and all obligations to pay its Decommissioning Cost Share of Decommissioning Costs.

7.5

Underfunding:

As long as SDG&E or SCE is a Party to this Agreement,
Sections 7.5 through 7.7, inclusive, shall not apply to either SDG&E or

SCE. If either Party assigns its Ownership Share of San Onofre Unit 1 pursuant to Section 18 herein, Sections 7.5 through 7.7 shall apply to any third party assignee of SCE or SDG&E's Ownership Share(s).

7.5.1

By March 31 of each year, the Decommissioning

Agent shall notify the Decommissioning Executive Board if either Party's

Annual Decommissioning Funding Status Report indicates that the balance in its Decommissioning Trust Funds as of December 31 of the previous year is less than its Decommissioning Cost Share of the current Annually Adjusted
Decommissioning Cost Estimate as defined in Section 7.2 hereof. Upon such notification, the Decommissioning Agent's representative on the Decommissioning Executive Board shall declare such Party to be underfunded. Such Party shall notify the Decommissioning Executive Board of adoption of a Cure Plan within ninety (90) days after such declaration.

7.5.2

A Cure Plan is a plan to be proposed by a Party that

has been declared to be underfunded, which commits that Party to a method of depositing in its Decommissioning Trust Fund(s) an amount that brings the cumulative balance in its Decommissioning Trust Fund(s) to at least its

Decommissioning Cost Share of the Annually Adjusted Decommissioning Cost

Estimate as defined in Section 7.2 hereof that is in effect at the end of the prescribed time period, within a commercially reasonable period, and of paying its Decommissioning Cost Share of all Decommissioning Costs during the period.

7.5.3

If the Decommissioning Executive Board, without the

vote of the underfunded Party, reasonably approves the Cure Plan proposed in Section 7.5.2, the Cure Plan shall become binding upon that Party.

7.5.4

The Cure Plan terminates when a Party's

Decommissioning Trust Fund balance is no less than the amount described in Section 7.5.2.

7.6

Underfunding Defaults:

If an underfunded Party fails to deposit an amount that brings the cumulative balance of its Decommissioning Trust Fund(s) to at least its

Decommissioning Cost Share of the current Annually Adjusted

Decommissioning Cost Estimate within the time period prescribed by the Cure
Plan adopted by the Decommissioning Executive Board pursuant to Section 7.5 hereof, or fails to advance funds to the Decommissioning Agent for invoiced
Decommissioning Work within twenty-five (25) days of receipt of a statement as provided in Section 8.3.15 herein, that Party shall thereupon be deemed to be in default pursuant to Section 10 of this Agreement without further action of the

Decommissioning Executive Board or any Party and irrespective of the pendency of any arbitration proceeding initiated to contest any such underfunding claim.

7.7

Renegotiation:

The Parties agree to renegotiate in good faith the applicable provisions of this Section 7 due to changed circumstances resulting from the following events:

7.7.1

Severe, unforeseen, and uncontrollable stock/bond

market fluctuations cause a Party's actual funding balance in its respective

Decommissioning Trust Fund(s) to fall below its Ownership Share of the
Annually Adjusted Decommissioning Cost Estimate. That Party shall not be declared underfunded as the result of such event. However, that Party shall advise the other Party that it will cure such underfunding by adoption of a Cure
Plan or other arrangements if successfully negotiated with the other Party and approved by the Decommissioning Executive Board. If such underfunding is not rectified by either the adopted Cure Plan or other arrangement as approved by the Decommissioning Executive Board, the underfunded Party shall be deemed to be in default without further action of the Decommissioning Executive Board or any Party and irrespective of the pendency of any arbitration proceeding initiated to control any such underfunding claim. For the purpose of this Section

7.7.1, such a fluctuation shall be deemed to have occurred following a negative event in which actual stock/bond market returns are, in any calendar year, one-
and-one-half (1.5) standard deviations below the expected return using the most recent edition of Stocks, Bonds, Bills, and Inflation (SBBI) by Ibbotson and
Associates as a source for historical returns and standard deviations. The expected stock and bond returns extracted from SBBI shall be the arithmetic average returns and standard deviations for the period spanning from the year

1926 to the most current year. Expected returns for,each Party shall be derived using the expected SBBI returns from the various asset classes in accordance with the percentage of that asset class in the investment policy adopted for that Party's portfolio.

8.

RESPONSIBILITIES FOR DECOMMISSIONING WORK: In addition to
those duties, responsibilities, and obligations imposed upon the
Decommissioning Executive Board, the Decommissioning Project Team, the
Decommissioning Agent, and the Parties by other provisions of this Agreement, such bodies shall have the duties, responsibilities, and obligations respectively set forth in this Section 8 in connection with the performance and completion of Decommissioning Work for Unit 1 as follows:

8.1

Decommissioning Executive Board:

8.1.1

The Decommissioning Executive Board shall:

8.1.1.1

Exercise general supervision over the

Decommissioning Project Team and the Decommissioning Agent with respect to this Agreement.

8.1.1.2

Delegate to the Decommissioning Project

Team and Decommissioning Agent such authorities, duties, and responsibilities as the Decommissioning Executive Board may determine to be appropriate and consistent with this Agreement. The delegation of such authorities, duties, and responsibilities not described herein shall be in writing.

8.1.1.3

Meet at least twice per year.

8.1.1.4

Require the Decommissioning Agent to

present certain matters to the Decommissioning Executive Board for its approval or action. The chairman of the Decommissioning Executive Board shall use best efforts to provide to the Decommissioning Executive Board by at least fourteen (14) calendar days in advance of any meeting, a proposed agenda for such meeting and two copies of any written material on which action is to be taken at such meeting. If the required agenda and written material are not provided at least fourteen (14) calendar days in advance of the meeting, then any representative shall have the right to request an extension of the meeting date to allow for a full fourteen (14) calendar days review period in advance of the meeting. Upon such request, the chairman shall reschedule the meeting to allow for such review period. Any approval or action by the Decommissioning
Executive Board shall (i) require the affirmative vote of each representative,
(ii) be reduced to writing, and (iii) be signed by each voting representative. Such approval shall not be unreasonably withheld and each representative shall receive a copy of all material approved or acted upon by the Decommissioning
Executive Board.

8.1.1.5

Review and approve the Annual

Decommissioning Funding Status Reports submitted pursuant to Section 7.3 hereof.

8.1.1.6

Approve the Annual Decommissioning

Activities Plan for the Decommissioning Work submitted pursuant to Section

8.2.3 hereof, and any revisions thereto by unanimous vote, except as provided in
Sections 7.6 and 10 herein. By approving the Annual Decommissioning
Activities Plan, each Decommissioning Executive Board member shall represent that its management has approved its respective share of that budget expenditure.

8.1.1.7

Approve any cumulative annual changes

forecasted to exceed 10% of the approved annual Decommissioning Work budget prior to expenditure by unanimous vote, except as provided in Sections 7.6 and

10 herein.

8.1.1.8

Approve any settlement of (i) claims

exceeding $250,000 for or against any of the Parties pursuant to Sections 8.3.19 or 8.3.20 hereof, and (ii) threatened or pending actions or claims pertaining to regulatory enforcement or equitable relief regardless of the amount or potential amount of the claim.

8.1.2

To accommodate changed circumstances or matters

not contemplated by the Parties at the time of the execution of this Agreement,

have the authority to determine other matters consistent with this Agreement which shall be approved or otherwise acted upon by the Decommissioning

Executive Board. The Decommissioning Executive Board shall promptly act upon any proposal made by any Party.

8.1.3

Unless otherwise agreed by the Decommissioning

Executive Board, the Decommissioning Executive Board shall enforce the following procedure with respect to matters to be approved, modified, or acted upon by the Decommissioning Executive Board pursuant to Sections 6.1.2.3, 8.1,

8.4.4, and 10.2.1.

8.1.3.1.

If a payment is made under protest, or an

amount is disputed as a result of an audit, the matter shall first be submitted to the fiscal representatives to determine if the matter can be resolved within thirty (30) business days from the date of submission. Thereafter, if a resolution of the dispute cannot be reached by the fiscal representatives, the matter shall be submitted to the Decommissioning Executive Board, together with statements of position from each representative.

8.1.3.2.

If the Decommissioning Executive Board fails to

approve or act upon a payment made under protest or any other matter contemplated by Sections 6.1.2.3, 8.1, 8.4.4. and 10.2.1, and the

Decommissioning Executive Board does not agree that the matter should be resubmitted, a dispute shall exist.

8.1.3.3.

In the event of a dispute, the chairman of the

Decommissioning Executive Board shall designate a Party to prepare a written statement, within fourteen (14) calendar days after such designation unless otherwise agreed, for submittal to the Decommissioning Executive Board setting forth the nature and background of the dispute, the positions of the Parties with respect to the dispute, and proposed solutions, if any. The Party not so designated may within the same period prepare a separate statement for submittal to the Decommissioning Executive Board with the statement prepared by the designated Party. Such statements shall be submitted to each

Decommissioning Executive Board representative by certified mail, return receipt requested, or delivered by hand, or by facsimile confirmed by certified mail.

8.1.4

Upon receipt by all members of the Decommissioning

Executive Board of such written statements, the Decommissioning Executive

Board shall use its best efforts to resolve such dispute. If the Decommissioning
Executive Board is unable to resolve such dispute within thirty (30) calendar days of such receipt, the Decommissioning Agent shall notify, by certified mail, return receipt requested, or by hand delivery, the chief executive officers (or their representatives) of the Parties to such dispute. If the chief executive officers (or their representatives), are unable to resolve such dispute within thirty (30) calendar days after receipt of such notice by such chief executive officers (or their representatives), any involved Party may call for the dispute to be settled by arbitration in accordance with Section 11 hereof.

8.2

The Decommissioning Project Team Shall:

8.2.1

Develop and carry out practices and procedures for

conducting the Decommissioning Project.

8.2.2

Work with, provide recommendations to and otherwise

assist the Decommissioning Agent to develop accounting, financial, and funding procedures to facilitate compliance of the Decommissioning Agent with
Sections 8.3.4 and 8.3.5 hereof, and to perform such other functions and duties as required by this Agreement.

8.2.3

On or before December 10 of each year, develop and

submit to the Decommissioning Executive Board an Annual Decommissioning
Activities Plan for the next calendar year. These Annual Decommissioning
Activities Plans shall be developed to permit compliance with this Agreement,

and applicable federal and state law with respect to the performance of
Decommissioning Work, or any elements thereof. In developing such plans, the
Decommissioning Project Team shall consult with the Decommissioning Agent as set forth in the applicable sections hereof, and incorporate or otherwise resolve their respective recommendations or comments respecting such plans.
Unless the Decommissioning Executive Board shall otherwise direct, such recommended Decommissioning Activities Plan shall include the following elements:

8.2.3.1

With respect to the Decommissioning

Work to be undertaken, (i) a milestone schedule for performance and completion of such work; (ii) a budget for the costs for such work categorized by major work activities anticipated to be performed by resources of the Decommissioning

Agent and by contractors; (iii) a forecast of cash requirements for such work by month; and (iv) a description of the schedule and cost control systems to be utilized in the management of such work.

8.2.3.2

Identification of regulatory

authorizations, permits, licenses, or approvals which must be obtained under applicable laws to perform and complete Decommissioning Work.

8.2.3.3

Such other matters as may be required by

this Agreement, other applicable agreements, and applicable federal and state laws with respect to the performance of Decommissioning Work or any elements thereof.

8.2.3.4

Any other elements which the

Decommissioning Executive Board may require.

8.2.4

On or before March 1 of each year, prepare and submit

to the Parties an Annual Decommissioning Activities Report. This report should compare the Decommissioning Work completed during the past calendar year to the Decommissioning Work scheduled to be completed during the year and the budgeted cost for work actually completed to the actual cost of work completed.
In addition, the report should include a description of any major work scope or major cost element changes (greater than 10%) that occurred during that year.

8.2.5

Promptly notify the Decommissioning Executive Board

if the approved annual Decommissioning Work budget will be exceeded by more than ten (10) percent, and the reason(s) for such change(s). The
Decommissioning Project Team shall also reconcile the change(s) to total
Decommissioning Costs during the following year's budget approval process.

8.2.6

Cooperate to provide preliminary budget information

if requested by any party for the next calendar year prior to December 10 of any year, with the best information available at the time of the request.

8.2.7

Prepare recommendations covering matters to be

reviewed and acted upon by the Decommissioning Executive Board pursuant to Section 8.1.

8.2.8

Develop procedures in accordance with Section 6.1.2.2

for (i) the accounting of the Decommissioning Costs, (ii) the timing and frequency of the advancement by the Parties of funds to the Decommissioning

Agent when required to pay such Decommissioning Costs, (iii) the establishment of accounts for holding such funds as are advanced by the Parties, and
(iv) controls for the expenditure of such funds from such accounts and for any short-term investments of any funds in such accounts, all in accordance with Prescribed Accounting Practice.

8.2.9

Provide a report to the SDG&E fiscal representative

semi-annually which identifies and describes all major Decommissioning Work currently being considered to be performed during the next six months by resources of the Decommissioning Agent in lieu of contractor resources. These decisions will be made in accordance with written project policy statements.
SDG&E has the option to request a review by the Decommissioning Executive
Board, including cost assessment, of any item in the report within 30 days.

8.2.10

Pursuant to Sections 8.3.19 and 8.3.20, review

proposed settlements regarding (i) threatened or pending litigation and/or claims, regardless of the nature of the litigation or claim, which exceed or have the potential to exceed $250,000, and (ii) threatened or pending actions or claims pertaining to regulatory enforcement or equitable relief regardless of the amount or potential amount of the claim. Copies of all claims, complaints, and settlement proposals shall be provided to the Decommissioning Executive Board members and a meeting of the Decommissioning Executive Board shall promptly be called to discuss such matters at the request of any member.

8.2.11

Perform such other functions and duties in connection

with the Decommissioning Work as may be delegated the Decommissioning

Executive Board.

8.3

The Decommissioning Agent Shall:

8.3.1

Provide the Parties with all written statistical and

administrative reports, accounting records, written budgets, pleadings, internal or third party audit reports, information and other records relating to
Decommissioning Work and Decommissioning Costs which are necessary or useful in the performance.of their respective responsibilities under this
Agreement as requested by any representative thereof.

8.3.2

Maintain all records and documents required by the

NRC, any other regulatory authority, or other applicable federal or state law in the performance of Decommissioning Work.

8.3.3

Provide triennial updates to the Decommissioning

Cost Estimate, as defined in Section 7.1 hereof, in conjunction with the Nuclear
Decommissioning Cost Triennial Proceedings (NDCTP) or successor CPUC proceedings, to account for the remaining Decommissioning Cost requirements.

The updated Decommissioning Cost Estimate shall become temporarily effective for interim use on the day after it is submitted to the CPUC, and shall become finally effective, including any modifications by the CPUC, on the date it is adopted by the CPUC.

8.3.3.1

As soon as practicable, but no later than

thirty (30) days after the effective date of each CPUC decision on the NDCTP, send a revised copy of the Decommissioning Cost Estimate to each Party.

8.3.3.2

Assist in developing the level of required

funding for each Party unless otherwise directed by the Decommissioning Executive Board.

8.3.4

By March 1 of each year, submit to each Party an

Annually Adjusted Decommissioning Cost Estimate pursuant to Section 7.2 hereof, consisting of the amount of the most recent triennial Decommissioning Cost Estimate, less the amount expended for Decommissioning Work during the calendar year(s) after that cost estimate was approved, and adjusted for projected work scope changes and escalation.

8.3.5

By March 31 of each year, submit to each Party an

Annual Decommissioning Funding Status Report pursuant to Section 7.3 hereof that compares each Party's Annual Trust Fund Liquidation, Balance to its respective Decommissioning Cost Share of the Annually Adjusted
Decommissioning Cost Estimate pursuant to Section 7.2, and such other information as the Decommissioning Executive Board may request.

8.3.6

Furnish from its own resources or contract for and

obtain from any other sources, including either Party, the services and studies necessary for performance of Decommissioning Work. Either Party may reasonably recommend that a contractor, to perform such services or studies, be added to the Decommissioning Agent's qualified bidders list to provide such contractor the opportunity to bid on and be considered for such service or study, and the Decommissioning Agent shall not, subject to such contractor being qualified by the Decommissioning Agent in accordance with the

Decommissioning Agent's procurement policies, unreasonably deny addition of such contractor to its qualified bidders list.

8.3.6.1

The Decommissioning Agent shall not reassign its

employees to activities other than Decommissioning Work if such reassignments would materially impair its ability to perform such work. The Decommissioning
Agent shall notify all Parties in the event more than five of its employees permanently assigned to Decommissioning Work are reassigned in any calendar quarter.

8.3.7

Negotiate, execute, administer, perform, and enforce

contracts, including warranties and other remedies provided therein, in the name of the Decommissioning Agent, acting as agent for all of the Parties, for Decommissioning Work, subject to the Decommissioning Agent's duty to notify the Parties concerning legal claims as set forth in Section 8.3.21 hereof.

8.3.8

Keep the Parties fully and promptly informed of any

known default under this Agreement and submit to the Parties any recommendations for amendments of this Agreement.

8.3.9

Carry out and follow the practices, procedures, and

directions of the Decommissioning Executive Board or the Decommissioning Project Team pursuant to Section 8 hereof.

8.3.10

Sell, transfer and convey, or otherwise dispose of, for

and on behalf of all Parties, on commercially reasonable terms, conditions, and prices, to any entity, including without limitation the Decommissioning Agent or any Party, Unit 1 property, including any and all equipment, material, and documents acquired or developed for use in the performance of Decommissioning
Work, to the extent required or contemplated by and in a manner that complies with the Annual Decommissioning Activities Plans or as otherwise directed by the Decommissioning Executive Board; provided that prior to the effective date of any such sale, or transfer and conveyance, the Decommissioning Agent shall have determined that such equipment or material is no longer used or useful for the operation and maintenance of Unit 1 or necessary to perform any part of
Decommissioning Work. Such property shall be sold, transferred and conveyed, or otherwise disposed of only on an "as is" basis without any representation or warranty as to quality, condition or fitness for any purpose unless the
Decommissioning Executive Board shall otherwise authorize and direct prior to such sale. Any bidding Party shall be notified of the sale price paid, if requested.

The net proceeds, if any, received from any such

sale, transfer, conveyance or other disposal (after deduction of all costs associated with such sale, transfer and conveyance, or other disposal, including without limitation the costs of removal, preparation and delivery of such equipment and material for sale, transfer and conveyance, or other disposal) shall be allocated to the Parties in proportion to their respective Decommissioning Cost Share and such allocation shall be credited to SONGS 1 Decommissioning to offset Decommissioning Costs.

8.3.10.1

The Parties' rights to proprietary rights

used or developed by contractors or subcontractors in the performance of

Decommissioning Work are specified in Exhibit C.

8.3.11

Purchase, rent, or otherwise procure in accordance

with the Decommissioning Agent's procurement policies and procedures outlined in the Annual Decommissioning Activities Plan the equipment, apparatus, machinery, tools, materials and supplies necessary for the performance of
Decommissioning Work. Title to all equipment, apparatus, machinery, tools,

materials, and supplies purchased for the performance of Decommissioning

Work shall vest on delivery in the Parties as tenants in common with undivided interests in accordance with their respective Decommissioning Cost Shares.

8.3.12

Comply with, (i) any and all laws applicable to the

performance of Decommissioning Work including without limitation all applicable laws, rules, and regulations relating to the public health and safety, industrial safety, protection of the environment, workers' compensation laws, and nondiscriminatory employment practices, and (ii) the terms and conditions of any applicable agreements, permits, or licenses relating to Unit 1.

8.3.13

Receive, deposit, invest, and expend the funds

advanced to the Decommissioning Agent in accordance with the policies,

procedures and practices established by the Decommissioning Project Team pursuant to Section 8.2.8 hereof and the Master Trust Agreement.

8.3.14

Maintain records of monies received and expended,

obligations incurred, credits accrued in the conduct of Decommissioning Work, and of contracts entered into in the performance of such Decommissioning Work as may be necessary or useful in carrying out this Agreement or required to permit an audit of such Decommissioning Work, and make such records available for inspection by any Party, the Decommissioning Project Team, the NRC, and any other regulatory authority having jurisdiction with respect to the performance of Decommissioning Work.

8.3.15.

Invoice the other Party to this Agreement during the

second half of each calendar month for expected Decommissioning Costs to be incurred in accordance with the procedures and practices established pursuant to Section 8.2.8, and provide an actual account of the previous month. Each invoice shall be supportable by the appropriate documents for verification of the invoice charges including, but not limited to, purchase order details, vendor progress reports, contractor invoices, and Decommissioning Agent man-hour listing. These documents shall be available for review in the Decommissioning Project Team office.

8.3.16

Suffer no liens to remain in effect unsatisfied against

Unit 1 (other than the liens permitted under the San Onofre Agreements, liens for taxes and assessments not yet delinquent, liens for labor and material not yet perfected or undetermined charges or liens incidental to the performance of
Decommissioning Work); provided that the Decommissioning Agent shall not be required to pay or discharge any such lien as long as the Decommissioning
Agent in good faith shall be contesting the same, which contest shall operate during the pendency thereof to prevent the collection or enforcement of such lien so contested.

8.3.17

Unless otherwise specified by the Decommissioning

Executive Board, procure and maintain in force, insurance against such risks, hazards, and perils of the Decommissioning Work in such amounts and with such deductibles as may be required by (i) applicable laws, or (ii) the Annual Decommissioning Activities Plan.

8.3.18

Assist any insurer in the investigation, adjustment

and settlement of any loss or claim covered by insurance against such risks, hazards, and perils of the Decommissioning Work.

8.3.19

Present, prosecute, and settle claims against insurers

and indemnitors providing insurance against such risks, hazards, and perils of the Decommissioning Work or indemnities with respect to any loss of or damage to any property at the San Onofre Nuclear Generating Station or to any liability of any Party to third parties covered by any indemnity agreement. To the extent that any such loss, damage, or liability is not covered by insurance or by any indemnity agreement, present, prosecute, and settle claims therefor against any parties who may be liable therefore. In the event the cost of repair, replacement, or correction of such loss or damage arising out of a single incident or event exceeds $250,000, or with respect to threatened or pending actions or claims pertaining to regulatory enforcement or equitable relief regardless of the amount or potential amount of the claim, the Decommissioning Agent shall use its best efforts to provide copies of all such claims, complaints, and settlement proposals to SDG&E's Designated SONGS 1 Counsel within three (3) working days of the date of receipt. The Decommissioning Agent shall not make any settlement of any claims for the cost of repair, replacement, or correction of such loss or damage arising out of a single incident or event exceeding $250,000, or with respect to threatened or pending actions or claims pertaining to regulatory enforcement or equitable relief regardless of the amount or potential amount of the claim, without review by the Decommissioning Project Team and the consent and approval of the Decommissioning Executive Board.

8.3.20

Subject to the provisions of Section 10 hereof and the

Annual Decommissioning Activities Plan(s), or as otherwise directed by the

Decommissioning Executive Board or as hereinafter provided in this

Section 8.3.20, investigate, adjust, defend, and settle claims against any Party or both Parties or the Decommissioning Agent arising out of or attributable to the past or future performance or nonperformance of the obligations and duties of any Party or the Decommissioning Agent related to Decommissioning Work under or pursuant to this Agreement, including, but not limited to, any claim resulting from death or injury to persons or damage to property, when said claims are not covered by valid and collectible insurance carried by any Party,

and whenever and to the extent reasonable, present and prosecute claims against any third party, including insurers, for any costs, losses, and damages incurred in connection with said claims. The Decommissioning Agent shall use its best efforts to provide copies of claims, complaints or settlement proposals to the SDG&E Designated SONGS 1 Counsel within three (3) working days of their receipt for any said claim or combination of said claims against or on behalf of any or both Parties or the Decommissioning Agent arising out of the same transaction or incident that is settled for more than $250,000, or any threatened or pending actions or claims pertaining to regulatory enforcement or equitable relief. The Decommissioning Agent shall obtain review by the Decommissioning Project Team and approval of the Decommissioning Executive Board before any said claim or combination of said claims against or on behalf of any or both
Parties or the Decommissioning Agent arising out of the same transaction or incident is settled for more than $250,000, or any threatened or pending actions or claims pertaining to regulatory enforcement or equitable relief are settled regardless of the amount or potential amount of the claim.

8.3.21

Before identifying SDG&E as a named Plaintiff in a

lawsuit, the Decommissioning Agent must secure that Party's prior written consent.

8.3.22

Keep the Parties fully and promptly advised of

material changes in conditions or other material developments affecting the performance of Decommissioning Work and furnish the Parties with copies of any notices given or received pursuant to this Agreement.

8.3.23

Upon the request of any Party, provide such Party,

without direct charge therefor, a copy or copies of any report, record, list, budget, manual, accounting or billing summary, classification of accounts, or other documents or revisions of any of the aforesaid items, all as prepared in accordance with this Agreement.

8.3.24

Be responsible for (i) preparing and filing any reports,

notices, or documents required to be filed with the NRC or any other regulatory authority or other applicable law, and (ii) preparing, filing, and prosecuting the application to the NRC for obtaining and continuing in effect all licenses, permits, and authorizations required by applicable law to (a) perform
Decommissioning Work, (b) release any effluents and (c) store, ship, or dispose of
Nuclear Fuel and any radioactive or non-radioactive wastes. The
Decommissioning Agent shall furnish each Party with copies of all documents submitted and all licenses, permits, and authorizations received and shall keep each Party informed of the status of all licenses, permits, and authorizations in effect and any pending or proposed applications therefor or for changes thereto.
Each Party shall cooperate with the Decommissioning Agent in the preparation, submission, and execution of such information, records, statements, or other material the Decommissioning Agent is required to surrender or to obtain in order to continue in effect any such licenses, permits, or authorizations and any changes thereto.

8.3.25

Provide information to assist the Parties in preparing

filings to regulatory or taxing authorities concerning Decommissioning Work or

Decommissioning Costs.

8.3.26

The Decommissioning Agent shall keep written

minutes and records of Decommissioning Executive Board meetings.

8.3.27

Perform such other duties, responsibilities, and

obligations which may be assigned to it by the Decommissioning Executive Board.

8.4

Each Party shall:

8.4.1

Pay its Ownership Share for (i) Decommissioning

Work and (ii) liabilities and obligations associated with or at any time arising from or in connection with the Decommissioning Work.

8.4.2

Advance funds or cause funds to be advanced from

their respective trusts for the payment of Decommissioning Costs in accordance with procedures established pursuant to Section 8.2.8 hereof by the
Decommissioning Project Team consistent with the Annual Decommissioning
Activities Plan.

8.4.3

Provide to the Decommissioning Agent such

certificates, documentation, or other information as may be reasonably required to permit the Decommissioning Agent to prepare and file any application with or report to the NRC or any other regulatory authority including reports on the status of Decommissioning Trust Funds; and, except as provided in Section 8.3.25 hereof, obtain at its own expense its required authorizations and approvals, if any, relating to its participation in the Decommissioning Work from federal, state, or local regulatory authorities having jurisdiction to issue such authorizations and approvals, and keep the Decommissioning Agent informed of the status of its applications therefore.

8.4.4

Jointly conduct or provide for the Audit not more than

once annually of the books and records of the Decommissioning Agent and/or any contractor under a time and materials or cost reimbursement contract with the Decommissioning Agent which may be necessary to determine the nature and character of Decommissioning Costs billed directly or indirectly to the
Parties. The audits for any calendar year should be completed within the next calendar year, and the results should be available to supplement review of the

Annual Decommissioning Activities Reports prepared pursuant to Section 8.2.4 hereof. In addition to such audits instituted by the Parties, any party may conduct an audit of such books and records at its cost not more than once annually.

8.4.4.1

Such audits shall be conducted (i) during normal

business hours, (ii) so as not to interfere with normal business activities, and (iii) only after reasonable notice is given.

8.4.4.2

Decommissioning Agent agrees to fully cooperate

with any such audits, and to respond in writing within 60 days to information requests. Responses shall include the information requested, the date the information will be provided, or the reasons the information will not be provided. If the Decommissioning Agent fails to respond within 60 days to an information request, the requesting Party may submit the matter to the fiscal representatives for resolution in accordance with Section 8.1.3.

8.4.4.3

If an audit reflects errors or omissions, appropriate

billing adjustments shall be made, including interest at the rate set forth in Section 12.

8.4.4.4

If, as the result of the dispute resolution process

contemplated in this Agreement, it is determined that a charge is not sufficiently supported to allow a Party to determine. the nature and character of Decommissioning Costs directly or indirectly billed to a party, the
Decommissioning Agent shall promptly refund the disputed amount, including interest at the rate set forth in Section 12.

8.4.4.5 This right to audit shall extend during the term of this

Agreement and for three (3) years thereafter. Decommissioning Agent agrees to retain all necessary records and documentation for the entire length of this audit period.

9.

LIABILITY:

9.1

As used in this Section 9, the following terms shall have the following meanings, exclusively:

9.1.1

"Damage" means any loss, damage, cost, charge, or

expense resulting from the performance of Decommissioning Work or arising from the performance or non-performance by a Party or the Parties of any of the provisions of this Agreement.

9.1.2

"Uninsured Damage" means Damage not paid for by

valid and collectible insurance.

9.2

Except as permitted under Section 9.3 hereof, neither Party

shall be liable to the other Party for Uninsured Damage resulting from a Nuclear Incident.

9.3

Neither Party, its directors, officers, or employees shall be obligated to discharge any aggregate liability to the other Party in excess of
$10 million for any single occurrence for any direct, indirect, or consequential
Uninsured Damage of any kind or nature suffered by the other Party, resulting from Willful Action, and resulting from or arising out of the performance of

Decommissioning Work or performance or non-performance by a Party or the

Parties of any of the provisions of this Agreement.

Each Party expressly releases the other Party, its directors, officers and employees from any such aggregate liability in excess of $10 million per occurrence and from any aggregate judgment in excess of $10 million per occurrence obtained against a Party, its directors, members of its governing bodies, officers, or employees, for any such liability. No Party shall execute,

levy, or otherwise enforce such a judgment, or record or effect a judgment lien,

against the other Party, its directors, officers, or employees for any part of such aggregate judgment in excess of $10 million per occurrence.

9.4

A claim by any Party based on Willful Action must be perfected by filing suit in a court of competent jurisdiction.

9.5

Subject to Sections 9.2 through 9.4 hereof and except for

Uninsured Damage resulting from Willful Action (and not resulting from or arising out of a Nuclear Incident), neither Party, its directors, officers, or employees shall be obligated to discharge any liability to the other Party, for any direct, indirect, or consequential Uninsured Damage of any kind or nature suffered by the other Party, whether or not resulting from the negligence of a
Party, its directors, members of its governing bodies, officers, employees, or any other person or entity whose negligence would be imputed to a Party. Subject to the exceptions contained in this Section 9.5, each Party expressly releases each other Party, its directors, members of its governing bodies, officers, and employees from any such liability. No Party shall execute, levy, or otherwise enforce a judgment for such liability, including recording or effecting a judgment lien, against any other Party, its directors, members of its governing bodies, officers, or employees.

9.6

Subject to Sections 9.2 through 9.4 hereof and except for

liability for Uninsured Damage resulting from Willful Action (and not resulting from or arising out of a Nuclear Incident), the Parties shall, as provided in
Section 9.7, share and pay for:

9.6.1

The costs and expenses of discharging liability of one

or both of the Parties for any direct, indirect, or consequential Uninsured

Damage of any kind or nature suffered by any party other than a Party, whether or not resulting from the negligence of a Party, its directors, members of its governing bodies, officers and employees, or any other person or entity whose negligence would be imputed to a Party; and

9.6.2

The costs and expenses incurred in settlement of

injuries and damages claims, including attorneys' fees and the cost of labor and related supplies and expenses incurred in injuries and damages activities (all as referred to in FERC Account 925) resulting from or arising out of such liability.

9.7

For purposes of sharing costs and recovery amounts among the

Parties pursuant to Section 9, such sharing shall be in proportion to their.

Ownership Shares in the facilities or land areas which give rise to the damage referred to therein.

9.8

The provisions of this Section 9 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible insurance policies.

9.9

The aggregate liability limit of $10 million referenced in

Section 9.3 shall not apply to the failure or refusal, willful or otherwise, of any

Party to meet its obligations under Sections 8.4.1 through Section 8.4.3.

10.

DEFAULTS:

10.1

The rights of a Party found to be in default, pursuant to

Section 7.6 hereof, to be represented on and participate in the actions of the

Decommissioning Executive Board and all bodies hereunder shall be suspended until such time as (i) the underfunded Party deposits an amount that brings the cumulative balance of its Decommissioning Trust Fund(s) to at least its
Ownership Share of the current Annual Decommissioning Cost Estimate within the time frame set forth in the Cure Plan or (ii) a decision is rendered in any arbitration determining that the alleged default was in error.

10.2

In addition to the provisions of Section 10.1 hereof for defaults by a Party, the following procedure shall be followed in dealing with payment defaults under this Agreement:

10.2.1

If a Party does not pay all of its Decommissioning

Cost Share of Decommissioning Costs incurred to Section 8.4.1 hereof, or does not advance funds or cause funds to be advanced to the Decommissioning Agent in accordance with Section 8.4.2 hereof within twenty-five (25) calendar days of the date of receipt of a statement of such expenditures from the
Decommissioning Agent as provided in accordance with Section 8.3.15, such failure to pay shall be deemed to be a default under this Agreement and interest on any unpaid balances shall immediately begin to accrue at the Bank of
America National Trust and Savings Association reference rate or such other reasonable rate as agreed upon by the Decommissioning Project Team. In the event of such a default, within twenty-five (25) calendar days, the
Decommissioning Agent shall provide written notice to both Parties stating the existence and nature of the default by a Party. The Decommissioning Agent shall also commence the dispute resolution procedures set forth in
Sections 8.1.3.1 and 8.1.4 hereof and, if necessary, the arbitration procedures in
Section 11 hereof.

10.2.2

If a Party in default does not remit unpaid

balances within twenty-five (25) calendar days of its receipt of written notice as provided in Section 10.2.1 hereof, interest on such unpaid balances shall continue to accrue at the Bank of America National Trust and Savings
Association reference rate, or such other reasonable rate as agreed upon by the
Decommissioning Project Team, except that, beginning with the twenty-sixth day following such notice, interest shall accrue at two (2) percentage points above the Bank of America National Trust and Savings Association reference rate, or such other reasonable rate as agreed upon by the Decommissioning

Project Team, until the default is cured by full payment of such unpaid balances, plus interest; provided that such interest rates shall not exceed the maximum legal contractual rate of interest.

10.2.3

If a default which has not been submitted to

arbitration pursuant to Section 11 hereof, continues for 120 days after the date on which the Party in default receives notice of the default pursuant to
Section 10.2.1 hereof, without having been cured by the Party in default pursuant to Section 10.2.2 hereof, or if such default continues for a period of thirty (30) days or such other period as may be prescribed in an arbitration award or court order following a determination contained in an arbitration award or court order that a default exists, then at any time thereafter and while such default continues, the Party that is not in default may, by written notice to both Parties, suspend the right of the Party in default to approve matters submitted to the Decommissioning Executive Board pursuant to this Agreement and to participate in the Decommissioning Executive Board and other committee activities.

10.2.4

The suspension of any rights of a Party in default

under Section 10.2.3 hereof shall be terminated and its full rights hereunder restored when all of its defaults have been cured.

10.2.5

If the Decommissioning Agent is required to make

payment to a Party pursuant to an arbitration award or a final judgment entered against the Decommissioning Agent arising out of a dispute relating to a requested, advance or payment to the Decommissioning Agent, and the
Decommissioning Agent fails to pay amounts found due by such award or judgment, such failure to pay shall be deemed to be a default under this

Agreement. In the event the Decommissioning Agent so defaults, interest on any such amounts due shall continue to accrue at Bank of America National
Trust and Savings Association reference rate, or such other reasonable rate as agreed upon by the Decommissioning Project Team, except that, beginning with the twenty-sixth (26th) day following such award or judgment, interest shall accrue at two (2) percentage points above Bank of America National Trust and
Savings Association reference rate, or other reasonable rate as agreed upon by the Decommissioning Project Team, until such default is cured by full reimbursement of such amounts, plus interest; provided that such interest rates shall not exceed the maximum legal contractual rate of interest.

10.2.6

The rights and remedies of the Parties set forth in

this Section 10 shall be in addition to the rights and remedies of the Parties set forth in this or any other of the San Onofre Agreements.

10.2.7

Nothing in this Section 10 shall affect (i) the right

of a Party to dispute any advance or payment made by such Party or (ii) the obligation of such Party to pay such disputed amount.

10.3

Nothing in this Section 10 shall affect the right of a Party to bring an action against a defaulting Party pursuant to the requirements of

(i) other applicable agreements, (ii) California Public Utilities Code

Sections 8321 through 8330 as they may be amended from time to time, (iii) the regulatory requirements of the NRC, or (iv) any state or federal law or regulation which has jurisdiction with respect to any matter covered by this
Agreement.

10.4

No Party shall be responsible for any consequences arising from or relating to any other Party's failure to make payments under this Agreement.

10.5

In the event the Decommissioning Agent defaults for any

reason, the other Party shall have the option of acting as Decommissioning

Agent until such default has been cured.

11.

ARBITRATION:

11.1

If the Parties are unable to reach agreement with respect to a matter herein specified to be approved, established, determined, or resolved by agreement of the Parties, or by their representatives appointed pursuant to this
Agreement, or in the event of a dispute pursuant to Section 8.1.3.1 and 8.1.4 or default pursuant to Section 10 under this Agreement any Party to the dispute may call for submission of such matter or dispute to arbitration in the manner herein set forth, which call shall be binding upon the other Parties to the dispute. Pending the final decision of the arbitrator, the Decommissioning
Agent and the other Party shall act in accordance with the provisions of

Sections 10 and 12 hereof.

11.2

The Party calling for arbitration shall give written notice to the other Party to the dispute, setting forth in such notice in detail the issues to be arbitrated, and within ten days from receipt of such notice the other Party to the dispute shall specify in detail additional related issues to be arbitrated.

11.3

Within twenty (20) days after the date of receipt of the initial notice of arbitration, the Parties to the dispute, acting through their respective members on the Decommissioning Executive Board or their designees, shall meet for the purpose of selecting one (1) arbitrator. In the event such members or designees shall fail to select such arbitrator as herein provided, then such members or designees shall request the American Arbitration Association (or a similar organization if the American Arbitration Association should not at that time exist) to provide a list of arbitrators, the number of which shall be one (1)

more than there are Parties involved in the dispute. The arbitrators selected above, if any, and all arbitrators on such list shall be available to serve and shall be skilled and experienced in the field which gives rise to the dispute, and no person shall be eligible for appointment as an arbitrator who is or has been an officer, member of the governing body, employee, or is a shareholder of any of the Parties to the dispute or is otherwise interested in the matter to be arbitrated. Within thirty (30) days after the date of receipt of such, list, such members or designees shall take turns striking names from said list. The last name remaining on said list shall be the selected arbitrator. Within ten (10)
days after such selection, the Parties shall submit to such arbitrator the written notices prepared pursuant to Section 11.2 hereof.

11.4

The arbitrator shall consider evidence submitted by the Parties and may call for additional information. The Parties shall use their best efforts to furnish such additional information. The decision of the arbitrator shall be based on this Agreement and applicable laws and be binding upon all Parties to the dispute.

11.5

Except as otherwise provided herein, the arbitration shall be governed by the rules of practice and procedure of the American Arbitration

Association from time to time in force, except that, if such rules and practice as herein modified shall conflict with the California Code of Civil Procedure or any provision of California or federal law then in force, such California or federal law shall govern. This submission and agreement to arbitrate shall be specifically enforceable. The award of the arbitrator upon any question submitted to the arbitrator hereunder shall be final and binding upon the Parties to the extent and in the manner provided by the California Code of Civil Procedure.

11.6

The fees and expenses of the arbitrator and the American

Arbitration Association (or similar organization) shall be shared equally by the

Parties to the dispute, unless the decision of the arbitrator shall specify some other apportionment of such fees and expenses. All other expenses and costs of the arbitration shall be borne by the Party incurring the same.

12.

ACTIONS PENDING RESOLUTION OF DISPUTES: If a dispute should
arise which is not resolved by the Decommissioning Executive Board or the higher authorities within the Parties' organizations, then, pending the resolution of the dispute by arbitration or judicial proceedings, the
Decommissioning Agent shall continue to take such reasonable actions and make such reasonable expenditures which in its judgment are necessary to proceed with Decommissioning Work in a manner consistent with this
Agreement, and the Parties shall continue to pay their Decommissioning Cost
Shares of the costs to perform such Decommissioning Work in accordance with the provisions of this Agreement. Such payment shall not constitute a waiver of a dispute. The resolution of any dispute involving the failure of the
Decommissioning Executive Board to reach agreement upon matters involving future expenditures shall have prospective application from the date of final determination, and amounts advanced by the Parties pursuant to this Section 12 during the pendency of such dispute shall only be subject to refund, with interest at the lesser of two (2) percentage points above the Bank of America National
Trust and Savings Association reference rate, such other reasonable rate as agreed upon by the Decommissioning Executive Board, or the maximum rate permitted by law upon a final determination by arbitration or judicial proceedings that the expenditures were not made in a manner consistent with this Agreement.

13.

AGREEMENT TERMINATION DATE:

13.1

This Agreement shall continue in force and effect until the date terminated by the Decommissioning Executive Board upon release of the facility to the Grantor (hereinafter "Agreement Termination Date"); provided however that:

(a)

After the Agreement Termination Date, each Party

shall possess the surviving rights as described in Section 13.1.1 hereof, and shall be subject to and obligated to fully satisfy the surviving obligations as defined in Section 13.1.2 hereof; and

(b)

Any obligation of any Party to another Party under

any provision of this Agreement or under any other San Onofre Agreement, including for example and without limitation the unamortized balance of the transition obligation relating to post-retirement benefits other than pensions, and any obligation arising under Section 10 hereof, which has not been satisfied prior to the Agreement Termination Date shall survive and be fully enforceable against such Party after the Agreement Termination Date.

13.1.1

The rights of each Party under any San Onofre

Agreement shall survive after the Agreement Termination Date.

13.1.1.1

The rights of such Party in any

unexpended balance of any fund or reserve established at any time by the

Parties for the payment of any liability or obligation pursuant to any San Onofre

Agreement(s) or any insurance policy providing Decommissioning Insurance or any Party self-insured arrangement which, as of the Agreement Termination
Date, is not due or payable, is the subject of a dispute, or is indeterminate or contingent, including without limitation (i) any liability or obligation arising from any litigation instituted or claims asserted or anticipated prior to the

Agreement Termination Date against the Parties related to Unit 1, either or both Parties, or the Decommissioning Agent with respect to any

Decommissioning Work, (ii) any contingent liability for workers' compensation, employers' liability, employees' health, retirement or other benefits, (iii) any reserve or other funds held by any insurers on the Agreement Termination Date which under the terms of any insurance policy are or may become subject to refund or otherwise payable to the Decommissioning Agent, or the Parties including without limitation the portion or premiums paid to American Nuclear

Insurers, Inc. under its Nuclear Liability Policy or Master Workers Policy that are refundable pursuant to its Industry Credit Rating Plan or Industry
Retrospective Rating Plan, (iv) any reserves of Nuclear Electric Insurance

Limited or any other nuclear property insurer as may become payable to the

Decommissioning Agent, or the Parties, (v) any proceeds paid or payable under any nuclear property insurance policy and held in trust or otherwise for reactor stabilization and decontamination or (vi) any liability for other claims of any nature as may be asserted subsequent to the Agreement Termination Date against the Parties related to Unit 1, either or both Parties, or the
Decommissioning Agent; and

13.1.1.2

The rights and interests of any Party in

any real, personal, tangible or intangible property or assets or rights therein of Unit 1, which is not distributed to the Parties on or before the Agreement
Termination Date.

13.1.2

The surviving obligations of each Party shall include:

13.1.2.1

The obligations of such Party under any

San Onofre Agreement(s) that shall continue to be in force and effect after the Agreement Termination Date;

13.1.2.2

Such Party's share, equal to its

Ownership Cost Share, of any liability identified in Section 13.1.2.1 hereof for which no fund or reserve is established on or prior to the Agreement

Termination Date or which is in excess of any fund or reserve established on or prior to the Agreement Termination Date.

14.

MISCELLANEOUS PROVISIONS:

14.1

Each Party represents and warrants that it has obtained all

necessary approvals to enter into this Agreement, and that it has legal authority to enter into and be bound by all of its undertakings as provided for in this
Agreement.

14.2

If practicable, each Party shall furnish the other Party with the opportunity to review filings in joint proceedings relating to Unit 1 before they are submitted to the CPUC; provided, however, neither Party shall be obligated to disclose information to the other Party that: (i) is of a confidential nature or includes trade secrets or information relating to patents or copyrights provided, however, that the nature, extent, timing, and work product prepared by the third party Contractors and Subcontractors and Proprietary Rights as defined in
Exhibit C resulting from Decommissioning Work shall not be treated as confidential as between the Parties; (ii) Section 583 of the California Public
Utilities Code protects from public disclosure; (iii) was developed to assist that
Party's management in its decision-making process; (iv) consists, in whole or in part, of the opinion of that Party's management; (v) the disclosure of which would affect the Party's competitive position; (vi) is subject to the attorney-client or attorney work product privilege; or (vii) is any combination of the foregoing.

15.

UNCONTROLLABLE FORCES: No Party shall be considered to be in breach of any of the obligations hereunder, other than the obligation to pay money, to the extent failure of performance shall be due to uncontrollable forces.
The term "uncontrollable forces" shall mean any cause beyond the control of a
Party unable to perform such obligation, including, but not limited to, failure or threat of failure of facilities, flood, earthquake, storm, fire, lightning, and other natural catastrophes, epidemic, war, riot, civil disturbance, labor dispute,.

sabotage, government priorities, restraint by court order or public authority, and action or non-action by or failure to obtain the necessary authorizations or approvals from any government agency or authority, which by exercise of reasonable diligence and foresight such Party could not reasonably have been expected to avoid and which by exercise of reasonable diligence it has been unable to overcome. Nothing contained herein shall be construed so as to require a Party to settle any strike or labor dispute in which it may be involved.
Any Party rendered unable to fulfill any obligation by reason of an uncontrollable force shall exercise due diligence to remove such inability with all reasonable dispatch.

16.

RELATIONSHIP OF PARTIES:

16.1

The covenants, obligations, and liabilities of the Parties are intended to be several and not joint or collective, and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to any of the Parties. Each Party hereto shall be individually responsible for its own covenants, obligations, and liabilities as herein provided.

No Party shall be under the control of, or shall be deemed to control, another Party. With respect to this Agreement, neither Party shall have a right or power to bind the other Party without its express written consent, except as expressly provided in this Agreement.

16.2

The Parties hereby elect to be excluded from the application of

Subchapter "K" of Chapter 1 of Subtitle "A" of the Internal Revenue Code of

1986, or such portion or portions thereof as may be permitted or authorized by the Secretary of the Treasury or the Secretary's delegate insofar as such subchapter, or any portion or portions thereof, may be applicable to the Parties under this Agreement..

17.

NO THIRD PARTY BENEFICIARIES: This Agreement is for the sole benefit of the Parties, and shall not be construed as granting rights to any person or entity other than the Parties or imposing obligations on any Party to any person or entity other than the other Party.

18.

ASSIGNMENT:

18.1

Any assignment by a Party of its interest in this Agreement

which is made without the written consent of the other Party shall not relieve the assigning Party from primary liability for any of its duties and obligations hereunder, and in the event of any such assignment the assigning Party shall continue to remain primarily liable for payment of any and all money due the other Party hereunder and for the performance and observance of all other covenants, duties, and obligations to be performed and observed hereunder by it to the same extent as though no assignment had been made.

18.2

In the event SCE assigns all or a part of its interest in this agreement, SDG&E shall have the option of becoming the Decommissioning
Agent. After SDG&E becomes the Decommissioning Agent, in the event

SDG&E assigns all or a part of its interest in this Agreement, SCE's assignee shall have the option of becoming the Decommissioning Agent.

18.3

Whenever an assignment of a Party's interest in this Agreement is made with the written consent of the other Party, the assigning Party's assignee shall expressly assume in writing the duties and obligations hereunder of the assigning Party, and within thirty (30) days after any such assignment and assumption of duties and obligations, the assigning Party shall furnish or cause to be furnished to the other Party a true and correct copy of such assignment and assumption of duties and obligations.

19.

NOTICES: All notices under this Agreement shall be in writing and shall be delivered in person or sent by registered or certified mail to the applicable of the following addresses:

Southern California Edison Company c/o Secretary

2244 Walnut Grove Avenue

Rosemead, California 91770

San Diego Gas & Electric Company c/o Secretary

8306 Century Park Court

San Diego, California 92123-1593

By notice sent to the other Party, any Party may designate different persons or different addresses for the giving of notices. hereunder.

20.

GOVERNING LAW: This Agreement shall be interpreted under,

governed by, and construed under the laws of the State of California or the laws of the United States, as applicable, as if executed and to be performed wholly within the State of California.

21.

CAPTIONS AND HEADINGS: All captions and headings appearing in this Agreement are inserted for reference and shall not govern the interpretation of the provisions of this Agreement.

22.

NON-WAIVER: Any waiver at any time by any Party of its rights with respect to a default under this Agreement, or with respect to any other matter arising in connection with this Agreement, shall not be deemed a waiver with respect to any subsequent default or other matter arising in connection therewith.

23.

EXECUTION OF COUNTERPARTS: This Agreement may be executed
in two counterparts, and upon execution by both Parties, each executed counterpart shall have the same force and effect as an original instrument and as if both Parties had signed the same instrument. Any signature page of this

Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

24.

INTEGRATION CLAUSE: This Agreement, each Exhibit and Schedule hereto constitute the complete and exclusive statement of agreement among the
Parties hereto with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by and between the Parties hereto or any of them. No representation, statement,

condition or warranty not contained in this Agreement, and the Exhibits hereto shall be binding on the parties hereto or have any force or effect whatsoever with respect to the subject matter herein and therein.

25.

SEVERABILITY CLAUSE: If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

26.

SIGNATURE CLAUSE: The Parties have caused this Agreement to be executed on their behalf and the signatories hereto represent that they have been duly authorized to enter into this Agreement on behalf of the Party for whom they sign. This Agreement may be executed in counterpart and shall be effective when it has been executed by all Parties. This Agreement is hereby executed as of the 23rd day of March, 2000.

SOUTHERN CALIFORNIA EDISON COMPANY	SAN DIEGO GAS & ELECTRIC COMPANY
By: /s/ Joseph J. Wambold	By: /s/ Edwin A. Guiles
Name: Joseph J. Wambold	Name: Edwin A. Guiles
Title: Vice President – Nuclear, Business & Support Services	Title: President

EXHIBIT A

DEFINED TERMS

Unless otherwise defined therein, terms used in the Decommissioning Agreement with initial capitalization, whether singular or plural, shall have the meanings set forth in this Exhibit A.

1.

Administrative and General (A&G): Includes all charges from A&G organizations necessary for the successful completion of the Decommissioning

Project as described in Exhibit B.

2.

Agreement: The San Onofre Unit 1 Decommissioning Agreement

between Southern California Edison Company and San Diego Gas & Electric

Company including all exhibits and attachments thereto, as such agreement may be amended from time to time.

3.

Agreement Termination Date: This Agreement shall continue in force and effect until the date terminated by the Decommissioning Executive Board upon termination of the then-current license and release of the facility to the Grantor, subject to the surviving rights and obligations as defined in Section 13 of the
Decommissioning Agreement.

4.

Annual Decommissioning Activities Plan: The plan and budget for the
Decommissioning Work to be performed during each calendar year, to be prepared annually by the Decommissioning Agent and approved by the Decommissioning
Executive Board.

5.

Annual Decommissioning Activities Report: A comparison of the

Decommissioning Work scheduled to be completed during each calendar year and its budgeted cost with the work actually completed and its actual cost, and a description of any material work scope or cost element changes that occurred during that year.

6.

Annual Decommissioning Funding Status Report: A report prepared annually by the Decommissioning Agent comparing each Party's actual cumulative dollar balance in its Decommissioning Trust Funds to the dollar cumulative balance to that Party's Ownership Share of the current Annual Adjusted Decommissioning Cost Estimate.

7.

Annual Trust Fund Liquidation Balance: The liquidation value of its
Decommissioning Trust Funds as of December 31 of the previous year.

8. Annually Adjusted Decommissioning Cost Estimate: That
decommissioning cost estimate described in Section 7.2 of the Agreement.

9.

Commission or CPUC: The California Public Utilities Commission or

its successor.

10.

Cure Plan: A Cure Plan is a plan, to be proposed by a Party that has been declared underfunded and approved by the.other Party, which commits the underfunded Party to a method of depositing in its Decommissioning Trust Fund(s)
an amount that brings the cumulative balance(s) to at least its Decommissioning
Cost Share of the Annually Adjusted Decommissioning Cost Estimate, as defined in

Section 7 of the Decommissioning Agreement, that is in effect at the end of the prescribed time period, within a commercially reasonable period, and of paying its

Decommissioning Cost Share of all Decommissioning Costs during the period.

11.

Decommissioning A ent: The Party responsible for Decommissioning
Work pursuant to Section 6.2 of the Decommissioning Agreement with responsibilities set forth in Section 8.3 thereof.

12.

Decommissioning Cost Estimate: A Unit 1 site specific estimate of expenditures, based on technology and requirements in existence at the time the estimate is prepared, to be incurred during the course of Decommissioning Work.
This shall include, but not be limited to the costs for labor, materials, equipment, energy, services, and overhead expenses, nuclear fuel dry storage monitoring expenses, applicable labor loading charges, administrative and general expenses of the Decommissioning Agent as adopted by the Decommissioning Executive Board, and contingency for the uncertainties likely to be encountered when
Decommissioning Work is actually performed. The estimate shall be developed at the 100% Ownership Share in then-current dollars, and shall be based on assumptions when specific considerations are not known.

13.

Decommissioning Costs: The costs and obligations incurred in the performance of Decommissioning Work including overhead expenses, applicable labor loading charges, and administrative and general expenses of the
Decommissioning Agent as adopted by the Decommissioning Executive Board, but excluding any expenses incurred by any Party in administering, managing, and investing monies in its Decommissioning Trust Fund(s).

14.

Decommissioning Cost Share: Each Party's share of the Decommission
Costs, in proportion to their respective ownership interests of each Party in San
Onofre Nuclear Generating Station Unit 1 as set forth in Section 2 of the San
Onofre Ownership Agreement and as may be amended from time to time or any assignment agreement in which an ownership interest is transferred to a third party.

15.

Decommissioning Executive Board: The board established pursuant to
Section 6.1.1 of the Decommissioning Agreement with responsibilities set forth in
Section 8.1 thereof.

16.

Decommissioning Project Team: The organization established by SCE and supported by SDG&E to conduct the SONGS 1 Decommissioning, construct an Independent Spent Fuel Storage Installation (ISFSI) and place SONGS 1 Fuel in Dry Storage in the ISFSI.

17.

Decommissioning Trust Fund: The fund or funds, held by an

Independent Trustee, in which each Party shall establish, accumulate, and maintain monies for its Decommissioning Cost Share of the Decommissioning Work in accordance with the Decommissioning Agreement.

18.

Decommissioning Work: All work necessary to meet the requirements of the Project Land Rights, the San Onofre Agreements, the California Public

Utilities Code, and any other applicable federal, state, and local regulation,

including but not limited to the following:

18.1

Prepare, submit, and prosecute applications or filings required to perform Decommissioning Work;

18.2

Safely remove and dispose of all structures, facilities, and equipment from the Project Land Areas;

18.3

Sell, or transfer and convey all structures, equipment, materials,

or facilities that have net salvage value and are no longer required for construction,

operation, maintenance, or Decommissioning Work; and

18.4

Perform Site Restoration in accordance with the Project Land

Rights.

19.

Grantor: The United States Department of the Navy.

20.

Liquidation Value: The estimated market value of Decommissioning

Trust Fund(s), as determined by a nationally recognized pricing service, less deferred taxes on unrealized capital gains, accrued taxes, and administrative costs.

21.

Master Trust Agreement: The documents governing the Utilities'

Nuclear Decommissioning Trusts. There are separate Master Trust Agreements for the Qualified Trusts, contributions to which qualify for income tax deductions under
Section 468A of the Internal Revenue Code, and for the Nonqualified Trusts which hold the remaining required decommissioning funds. The Master Trust
Agreements have been approved by the CPUC, which is a signatory on the documents.

22.

Nuclear Decommissioning Cost Triennial Proceeding or NDCTP: The

triennial review of nuclear decommissioning cost estimates, contribution levels, and decommissioning work established by the Commission.

23.

Nuclear Fuel: Any source, special nuclear, or by-product material, as such terms are defined in the Atomic Energy Act of 1954, as amended from time to time, including irradiated fuel and radioactive waste and other products resulting directly from, or as a result of, reprocessing, which is possessed or utilized in connection with a Unit, or produced or remaining as a result of the operation of such Unit.

24.

Nuclear Incident: As defined in Section 11(q) of the Atomic Energy Act of 1954, as amended, a nuclear incident is any occurrence, including an extraordinary nuclear occurrence, within the United States causing, within or outside the United States, bodily injury, sickness, disease, or death, or loss of or damage to property, or loss of use of property, arising out of or resulting from the radioactive, toxic, explosive, or other hazardous properties of source, special nuclear, or byproduct material.

25.

NRC: The United States Nuclear Regulatory Commission or any

predecessor or successor organization.

26.

Operating Agreement: The Second Amended San Onofre Operating
Agreement among the Parties executed as of February 26, 1987, including all attachments and exhibits thereto, which primarily provided for matters related to the operation and maintenance of and capital improvements for each Unit, the infrastructure, and the common facilities at the San Onofre Nuclear Generating Station.

27.

Ownership Share: The percentage ownership interests of each Party in the San Onofre Nuclear Generating Station as set forth in Section 2 of the San
Onofre Ownership Agreement and as may be amended from time to time.

28.

Prescribed Accounting Practice: Generally accepted accounting principles, in accordance with FERC Accounts, applicable to electric utility operations.

29.

San Onofre Nuclear Generating Station or SONGS: The entire nuclear generating facility located on land in the northwest c:_ ."er of the Marine Corps

Base, Camp Pendleton, California, consisting of Unit 1, Unit 2, Unit 3, the Common Facilities, the Edison Switchyard, the San Diego Switchyard, the Interconnection Facilities, and any Additional Generating Units subsequently constructed or installed.

30.

San Onofre Ownership Agreement: The agreement executed by Edison and San Diego as of October 5, 1967, which was recorded on October 6, 1967, in
Series 8, Book 1967, Page 154649 of Official Records in the office of the County
Recorder of the County of San Diego, as amended from time to time.

31.

SDG&E Designated SONGS 1 Counsel: The in-house or outside

counsel which SDG&E designates in writing to the Decommissioning Agent as its

SONGS 1 counsel. When SDG&E changes its designated SONGS 1 counsel, it should use its best effort to provide notice of the change within three (3) working days.

32.

SONGS 1 Decommissioning: The process of safely removing and

disposing of all contaminated and non-contaminated equipment, components, and buildings to a level that permits release of Unit 1 for unrestricted use and termination of applicable NRC licenses, as necessary to meet the requirements of the San Onofre Agreements, the California Public Utilities Code, the Project Land
Rights, and any other applicable federal, state, or local law or regulations.

33.

Uniform System of Accounts: The Uniform System of Accounts

prescribed by the Federal Energy Regulatory Commission for public utilities and licensees subject to the provisions of the Federal Power Act, as amended.

34.

Uninsured Damage: Damage not paid for by valid and collectible insurance.

35.

Unit 1: The first nuclear generating unit at the San Onofre Nuclear
Generating Station consisting of a nuclear steam supply system, a turbine-generator, and all related equipment and facilities which are necessary for the safe and efficient generation of electrical energy including the power circuit breakers, transformer side disconnect switches, conductors, structures, foundations, and dead-end assemblies installed in the Switchyard Area and associated with the
Unit 1 main transformer leads and reserve auxiliary transformer leads.

36.

Willful Action: Action taken or not taken by a Party at the direction of its directors, officers, or employees having management or administrative responsibility affecting its performance under this Agreement, which:

36.1

is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom;

36.2

has been determined by final arbitration award or final judgment or judicial decree to be a material default under this Agreement and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default, or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default; or

36.3

is knowingly or intentionally taken or not taken with the

knowledge that such action taken or not taken is a material default under this

Agreement. Willful Action does not include any act or failure to act which is merely involuntary, accidental, or negligent.

As used herein, the phrase "employees having management or

administrative responsibility" refers to employees of a Party who are responsible for one or more of the executive or administrative functions of planning, organizing, coordinating, directing, controlling, and supervising such Party's performance under this Agreement; provided, however, that, with respect to employees of the

Decommissioning Agent acting in its capacity as such and not in its capacity as a

Party, the phrase "employees having management or administrative responsibility"

shall refer only to (i) the Decommissioning Project Manager or the employee who has been designated to act and is acting for the Decommissioning Project Manager, and (ii) anyone in the organizational structure of the Decommissioning Agent between the Decommissioning Project Manager and an officer.

EXHIBIT B

A&G PROCESS FOR THE SONGS UNIT 1 DECOMMISSIONING PROJECT

1.

The San Onofre Unit 1 decommissioning project will be charged for SCE corporate A&G (includes A&G and incremental P&B) costs based on the normal

Corporate Accounting and Recording System (CARS) procedures for allocating such costs to capital projects on a monthly basis. The normal CARS process involves the allocation of all corporate A&G costs to both O&M and Capital charges. That portion of A&G costs chargeable to capital is a percentage approved by the CPUC.
Those A&G costs attributable to capital are then distributed on a monthly basis to all capital work orders on a proportional basis. Thus, the decommissioning work order will receive only its proportional share of the total capital A&G costs of the company. This amount will be included monthly in the project request for funds to SDG&E.

2.

Certain accounts within the decommissioning project accounting codes will

NOT be subject to allocation of corporate A&G. Accounts that will fall into this category are those that will contain direct payments for NRC fees, Nuclear Specific Insurance, and Low Level Radioactive Waste (LLRW) burial.

3.

All payroll taxes and pensions and benefits charges associated with the San
Onofre Unit 1 Decommissioning Project will be direct charged to the work order rather than using any allocation methodology. These charges will not, therefore, be included in the SONGS 1 Decommissioning Project A&G.

4.

Since Workmen's Compensation Insurance costs are now to be direct billed to the appropriate work orders, NO such costs will be included in the A&G allocation process. The only Workmen's Compensation costs incurred by the project will be those resulting from decommissioning activities.

EXHIBIT C

PROPRIETARY RIGHTS

1.

Ownership of Proprietary Rights: The Parties' rights to inventions,

discoveries, trade secrets, patents, copyrights, and other intellectual property and revisions thereto (hereinafter collectively referred to as "Proprietary Rights"), used or developed by contractors or subcontractors in the performance of
Decommissioning Work, including information or documentation accompanying
Decommissioning Work, shall be governed by the following provisions, which the
Decommissioning Agent shall incorporate as appropriate into purchase orders issued for Decommissioning Work:

a.

Proprietary Rights conceived, developed, or reduced to practice by contractors or subcontractors in the performance of Decommissioning Work shall be works made for hire and, if applicable, become the jointly held property of the Parties, and the contractor or subcontractor shall cooperate with all appropriate requests by the Decommissioning Agent to assign and transfer such rights to the Parties in any countries throughout the world.

b.

If Proprietary Rights conceived, developed, or reduced to practice by contractors or subcontractors prior to the performance of the
Decommissioning Work are used in and become integral with the
Decommissioning Work or accompanying information and documentation, or if such Proprietary Rights are necessary for the Parties to have complete enjoyment of the Decommissioning Work or accompanying information and documentation, contractor or subcontractor shall grant to the Parties a jointly held, non-exclusive, irrevocable, royalty-free license, as the Parties may require for complete enjoyment of such Decommissioning Work and accompanying information and documentation, including the rights to reproduce, correct, repair, replace, maintain, translate, publish, use, modify, copy or dispose of, and grant sublicenses to others with respect to the
Decommissioning Work and accompanying information and documentation.

c.

If the Decommissioning Work or accompanying information and

documentation includes the Proprietary Rights of others, contractor or subcontractor shall procure all necessary licenses regarding such Proprietary
Rights of others, at no additional cost to the Parties, so that the Parties may completely enjoy their rights to the Decommissioning Work and accompanying information and documentation, including the rights to reproduce, correct, repair, replace, maintain, translate, publish, use, modify, copy or dispose of, and grant sublicenses to others with respect to the

C-1

Decommissioning Work and accompanying information and documentation.

All such licenses shall be in writing and shall be irrevocable and royalty-free to the Parties.

2.

Joint Ownership of Proprietary Rights: Both Parties shall have an equal and non-exclusive ownership interest in any Proprietary Rights obtained from contractors or subcontractors during the course of performing Decommissioning
Work. Both Parties shall have an equal and separate right to utilize such
Proprietary Rights, either jointly or individually, regardless of whether such individual utilization results in competition between the Parties in subsequent projects.

3.

No Additional Compensation: Nothing set forth in this Exhibit C shall be deemed to require payment by the Parties to any contractor or subcontractor or by any Party to the other of any compensation specifically for the assignments and assurances required hereby, other than the payment of expenses as may be actually incurred by the contractor or subcontractor in complying with these provisions.

C-2